ABACUS GLOBAL MANAGEMENT, INC. REPORTS FIRST QUARTER 2026 RESULTS
~ Raises Full-Year 2026 Adjusted Net Income1 Guidance to $100–$106 Million, Up to 24% Increase Year-Over-Year; Issues Q2 Adjusted Net Income Guidance of $24–$26 Million ~
~ Issues Full-Year 2026 Adjusted EPS1 Guidance of $1.00–$1.05; Q2 Adjusted EPS Guidance of $0.24–$0.26 ~
~ Generates $91.7 Million in Operating Cash Flow, an Increase of More Than $153 Million Year-Over-Year ~
~ Longevity Income Funds AUM Grows Nearly 4x Year-Over-Year to Approximately $1 Billion ~
~ Adjusted Net Income1 Increases 17% Year-Over-Year to $20.1 Million; Adjusted EBITDA1 Grows 33.3% to $32.7 Million ~
ORLANDO, Fla. – May 7, 2026 – Abacus Global Management, Inc. (“Abacus” or the “Company”) (NYSE: ABX), a financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services with a focus on longevity-based assets and personalized financial planning, today reported results for the first quarter ended March 31, 2026.
Jay Jackson, Chief Executive Officer of Abacus commented, “This quarter, the results reflect both the execution of our platform and the moment this asset class is having. Gross AUM reached approximately $3.6 billion on $378 million of gross capital inflows, longevity income fund AUM has grown nearly 4x year-over-year approaching $1 billion, and we deployed $163.6 million in origination capital. At the same time, we returned 100% of investor capital in our LMA Income II Fund at term, on time, as promised, with two-thirds of those investors choosing to recommit or extend their investment. That is not a capital return event. That is a validation. Our assets are mortality-driven, structurally uncorrelated to credit and equity cycles, and in this macro environment, that distinction is driving institutional demand. We increased our 2026 guidance, and our strategic initiatives including our investment in Manning & Napier and a second securitization are advancing on schedule. Quarter after quarter, we do what we say we will do.”
First Quarter 2026 Highlights

Metric	1Q26	1Q25	Note
Total Revenue	$59.4M	$44.1M	+35% YoY driven by strong Life Solutions growth
Origination capital deployment	$163.6M	$125.9M	+30% YoY; 659 policies held (vs. 753 in 1Q25)
GAAP net income	$7.3M	$4.6M	+59%
Operating Cash Flow	$91.7M	($61.6M)	+$153M increase YoY; demonstrates cash generation capacity of platform
First Quarter 2026 Non-GAAP Highlights

Metric	1Q26	1Q25	Note
Adjusted net income[1]	$20.1M	$17.3M	+17% YoY
Adjusted EPS (basic) [1]	$0.21	$0.18	+17% YoY
Adjusted EBITDA[1]	$32.7M	$24.5M	+33% YoY
Adjusted EBITDA margin[1]	55.0%	55.6%	Maintains high margin level while growing the business
First Quarter 2026 Efficiency Movers

Metric	1Q26	1Q25	Note
Annualized ROIC[1]	17%	17%	Maintained YoY
Annualized ROE[1]	19%	16%	+19% YoY
(1) Non-GAAP Financial Measure. See reconciliations to nearest comparable GAAP measure beginning on page 8.

Annualized turnover ratio	1.9x	0.8x	Within long-term target of 1.5x to 2.0x
Average Realized Gain	26%	21%	Exceeds long-term target of 20%, reflecting strong origination discipline
First Quarter 2026 Capital Return Update

Metric	1Q26	Note
Share repurchase program	$20M	Board approved additional repurchases of up to $20 million in January 2026, reflecting confidence in long-term business model, recurring earnings, and capital strength
Other First Quarter 2026 Highlights
•On March 12, 2026, Abacus entered into a definitive agreement to acquire an approximately $53 million minority equity stake in Manning & Napier, Inc., a diversified wealth and asset management firm with approximately $18 billion in total AUM. In connection with the investment, the parties will enter into a Strategic Alliance Agreement designed to drive product distribution, lead generation and referrals, and joint product development across the two platforms. The transaction is expected to close in Q2 2026, subject to customary closing conditions including regulatory approvals.
•During Q1 2026, Abacus returned 100% of investor capital in its LMA Income II Fund at term, on time, and as promised, with approximately two-thirds of investors electing to re-commit or extend their investment. The successful capital return underscores the reliability of the Company’s fund structures and the growing institutional confidence in longevity-based investment products.
•Following the quarter’s end, on April 17, 2026, Abacus announced several key leadership appointments: Alexei Solomon, CPA, Abacus’ Treasurer was elevated to also serve as our Chief Accounting Officer. Elena Plesco was named Abacus’ Chief Investment Officer. Samantha Butcher, President of Abacus Life Solutions, was elevated to an Executive Officer of Abacus. Bill McCauley, Abacus’ Chief Financial Officer was also appointed as Chief Operating Officer. Additionally, with the appointment of Mr. Solomon to the role of Chief Accounting Officer, Mr. McCauley stepped down from that role.

Liquidity and Capital
As of March 31, 2026, the Company had cash and cash equivalents of $37.2 million, balance sheet policy assets held at fair value of $392.8 million, and total outstanding debt, net of deferred issuance costs and discounts, of $330.0 million. The Company generated $91.7 million in operating cash flow during Q1 2026, compared to negative $61.6 million in the prior-year period, reflecting the increasing cash generation capacity of the platform as longevity fund AUM scales.

Outlook

Metric	FY26	2Q26	Note
Adjusted net income[1]	$100M to $106M	$24M to $26M	FY Implies 17% to 24% YoY; Midpoint of ~20%
Adjusted EPS (basic)[1]	$1.00 to $1.05	$0.24 to $0.26	First time EPS guidance; based on basic share count
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today, May 7, 2026, beginning at 5:00 p.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacusgm.com. The dial-in number for the conference call is (844) 512-2921 (toll-free) or (412) 317-6671 (international) and participants must enter Conference ID “ABACUS” when joining. Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacusgm.com for one year following the call.
(1) Non-GAAP Financial Measure. See reconciliations to nearest comparable GAAP measure beginning on page 8.

Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
The Company is unable to provide a comparable FY 2026 outlook for, or a reconciliation to net income because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.
Annualized return on invested capital (“ROIC”), a non-GAAP financial measure, is defined as Adjusted Net Income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities, multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (“ROE”), a non-GAAP financial measure, is defined as Adjusted Net Income divided by total shareholder equity, multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.
Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof; Abacus’s ability to successfully effect those strategies, and the expected results therefrom; projections of future earnings and expected capital; Abacus’ ability to generate future cash flows; securitization schedules and timing; future demand for Abacus’ products and services; and the reliability of the Company’s fund structures and corresponding market confidence and expectations. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,”
(1) Non-GAAP Financial Measure. See reconciliations to nearest comparable GAAP measure beginning on page 8.

“would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to:  the potential impact of our business relationships, including with our employees, customers and competitors; changes in general economic and business and conditions, including changes in the financial markets; political instability both in the U.S. and abroad, to include political violence, terrorism, and war; weakness or adverse changes in the level of activity in our sector or the sectors of our affiliated companies, which may be caused by, among other things, high or increasing interest rates, or a weak U.S. economy; significant competition that our operating subsidiaries face; compliance with extensive government regulation; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
Risk disclosure: All securities investing and trading activities risk the loss of capital. Investors should carefully review the offering documents and consult with their own legal, tax, and financial advisors regarding the suitability of investments.
About Abacus

Abacus Global Management (NYSE: ABX) is a financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide.

For more information, please visit www.abacusgm.com

Contacts:

Investor Relations

Robert F. Phillips – SVP Investor Relations and Corporate Affairs
rob@abacusgm.com
(321) 290-1198

David Jackson – Managing Director of Investor Relations
david@abacusgm.com
(321) 299-0716

Abacus Global Management Public Relations
press@abacusgm.com
(1) Non-GAAP Financial Measure. See reconciliations to nearest comparable GAAP measure beginning on page 8.

ABACUS GLOBAL MANAGEMENT, INC. CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2026 (unaudited)	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,209,747	$38,112,332
Accounts receivable	12,260,137	18,082,473
Accounts receivable, related party	13,297,909	9,320,103
Income taxes receivable	96,223	411,055
Prepaid expenses and other current assets	5,453,056	3,646,850
Total current assets	68,317,072	69,572,813
Property and equipment, net	1,621,754	1,597,896
Intangible assets, net	63,284,242	66,360,444
Goodwill	252,779,884	252,779,884
Operating right-of-use assets	10,339,573	4,561,692
Management and performance fee receivable, related party	14,509,188	14,800,140
Life settlement policies, at fair value	392,770,863	468,857,929
Life settlement policies, at cost	931,353	918,305
Available-for-sale securities, at fair value; net of allowance for credit losses of $1,245,575 at March 31, 2026 and December 31, 2025	3,147,609	3,108,750
Other investments	20,653,585	18,253,585
Other assets	1,439,461	1,428,820
TOTAL ASSETS	$829,794,584	$902,240,258

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt, at fair value	$-	$114,424,000
Current portion of long-term debt	1,500,000	1,500,000
Accrued expenses	7,146,873	10,935,292
Current operating lease liabilities	1,327,873	720,186
Contract liabilities, deposits on pending settlements	766,528	169,184
Accrued transaction costs	2,200,698	2,336,177
Other current liabilities	14,092,882	15,853,016
Income taxes payable	8,767,351	2,653,366
Total current liabilities	35,802,205	148,591,221
Long-term debt, net	275,802,521	275,780,392
Long-term debt, at fair value	38,156,705	-
Long-term debt, related party	14,541,873	14,114,199
Retrocession fees payable	5,361,714	5,361,714
Noncurrent operating lease liabilities	9,985,924	4,637,642
Deferred tax liability	27,540,858	30,214,160
Warrant liability	-	-
TOTAL LIABILITIES	407,191,800	478,699,328
COMMITMENTS AND CONTINGENCIES (Note 12)
MEZZANINE EQUITY
Series A convertible preferred stock, $0.0001 par value; 5,000 shares authorized; 5,000 and — shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	5,000,000	5,000,000
TOTAL MEZZANINE EQUITY	5,000,000	5,000,000
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 5,000 shares issued and outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 authorized shares; 105,039,246 and 104,879,752 shares issued at March 31, 2026 and December 31, 2025, respectively	10,504	10,488
Treasury stock – at cost; 9,055,830 and 7,406,118 shares repurchased at March 31, 2026 and December 31, 2025, respectively	(70,262,583)	(55,808,595)
Additional paid-in capital	522,314,870	515,971,485
Accumulated deficit	(34,460,007)	(41,632,448)
Noncontrolling interest	-	-
TOTAL STOCKHOLDERS’ EQUITY	417,602,784	418,540,930
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY	$829,794,584	$902,240,258

ABACUS GLOBAL MANAGEMENT, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
	2026	2025
REVENUES:
Asset management	$1,042,443	$748,389
Asset management, related party	7,416,701	7,024,688
Life solutions	34,016,667	35,397,311
Life solutions, related party	16,550,621	901,346
Technology services	363,856	67,612
TOTAL REVENUES	59,390,288	44,139,346
COST OF REVENUES (excluding depreciation and amortization stated below):
Cost of revenue (including stock-based compensation)	6,307,385	7,108,407
GROSS PROFIT	53,082,903	37,030,939
OPERATING EXPENSES:
Sales and marketing	4,947,910	2,616,000
General and administrative (including stock-based compensation)	25,872,125	12,263,786
(Gain) loss on change in fair value of debt	-	(3,362,103)
Unrealized loss (gain) on equity securities, at fair value	-	(272,254)
Depreciation and amortization expense	3,934,086	4,758,546
TOTAL OPERATING EXPENSES	34,754,121	16,003,975
OPERATING INCOME	18,328,782	21,026,964
OTHER INCOME (EXPENSE):
Gain (loss) on change in fair value of warrant liability	-	(4,806,000)
Interest expense	(10,453,592)	(9,618,330)
Interest income	663,223	1,175,001
Other (expense) income	2,518,593	(44,524)
TOTAL OTHER INCOME (EXPENSE)	(7,271,776)	(13,293,853)
NET INCOME BEFORE PROVISION FOR INCOME TAXES	11,057,006	7,733,111
Income tax expense	3,790,814	2,334,085
NET INCOME	7,266,192	5,399,026
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	-	759,443
NET INCOME ATTRIBUTABLE TO ABACUS GLOBAL MANAGEMENT, INC.	$7,266,192	$4,639,583

EARNINGS (LOSS) PER SHARE:
Earnings per share - basic	$0.07	$0.05
Earnings per share - diluted	$0.07	$0.05
Weighted-average stock outstanding—basic	96,775,889	96,193,199
Weighted-average stock outstanding—diluted	99,545,644	97,498,923

NET INCOME	$7,266,192	$5,399,026
COMPREHENSIVE INCOME BEFORE NON-CONTROLLING INTERESTS	7,266,192	5,399,026
Net and comprehensive income attributable to non-controlling interests	-	759,443
COMPREHENSIVE INCOME ATTRIBUTABLE TO ABACUS GLOBAL MANAGEMENT, INC.	$7,266,192	$4,639,583

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED NET INCOME

	Three Months Ended March 31,			Three Months Ended March 31,
		2026			2025
	Gross	Estimated Tax [2]	Net	Gross	Estimated Tax [2]	Net
Net income (loss) attributable to Abacus Global Management	$ 7,266,192	$ -	$ 7,266,192	$ 4,639,583	$ -	$ 4,639,583
Net income (loss) attributable to noncontrolling interests	-	-	-	759,443	-	759,443
Amortization expense	3,824,053	(969,206)	2,854,847	4,691,720	(1,189,117)	3,502,603
Stock based compensation	6,343,401	(1,607,735)	4,735,666	2,355,395	(596,975)	1,758,420
Business acquisition and project legal costs	3,949,340	(1,000,960)	2,948,380	-	-	-
Unrealized gain on investments	(5,400,000)	1,368,630	(4,031,370)	-	-
Impairments on investments	3,050,000	(773,023)	2,276,977	-	-	-
Loss on change in fair value of warrant liability	-	-	-	4,806,000	(1,218,081)	3,587,919
Other	103,561	-	103,561	-	-	-
Tax impact [1]	971,199	-	971,199	-	-	-
Adjusted Net Income	$ 20,107,746	$ (2,982,294)	$ 17,125,453	$ 17,252,141	$ (3,004,172)	$ 14,247,969
Weighted-Average Stock Outstanding - Basic	96,775,889	96,775,889	96,775,889	96,193,199	96,193,199	96,193,199
Weighted-Average Stock Outstanding - Diluted	99,545,644	99,545,644	99,545,644	97,498,923	97,498,923	97,498,923
Adjusted EPS - Basic	$ 0.21	$ (0.03)	$ 0.18	$ 0.18	$ (0.03)	$ 0.15
Adjusted - Diluted	$ 0.20	$ (0.03)	$ 0.17	$ 0.18	$ (0.03)	$ 0.15
[1] Tax impact represents the permanent difference in tax expense related to the restricted stock awards granted to certain executives due to IRC 162(m) limitations.
[2] The estimated tax is based on the net federal and state statutory rate.
Note: Totals may not add up due to rounding.

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED EBITDA

	Three Months Ended March 31,
	2026	2025
Net Income	$7,266,192	$5,399,026
Depreciation and amortization expense	3,934,086	4,758,546
Income tax expense	3,790,814	2,334,085
Interest expense	10,453,592	9,618,330
Other (income) expense, net	(168,593)	44,524
Interest income	(663,223)	(1,175,001)
Loss on change in fair value of warrant liability	-	4,806,000
Stock based compensation	6,343,401	2,355,395
Unrealized gain on investments	(5,400,000)	-
Impairments on investments	3,050,000	-
Business acquisition and project legal costs	3,949,340	-
Other	103,561	-
Unrealized gain on equity securities, at fair value	-	(272,254)
Change in fair value of debt	-	(3,362,103)
Adjusted EBITDA	$32,659,170	$24,506,548
Total Revenue	$59,390,288	$44,139,346
Adjusted EBITDA Margin %	55%	56%
Net Income Margin %	12%	12%

ABACUS GLOBAL MANAGEMENT, INC.
RETURN ON INVESTED CAPITAL

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Total Assets	$829,794,584	$856,509,285
Less:
Intangible assets, net	(63,284,242)	(75,110,105)
Goodwill	(252,779,884)	(238,296,200)
Current Liabilities	(35,802,205)	(130,800,422)
Total Invested Capital	$477,928,253	$412,302,558

Adjusted Net income	$20,107,746	$17,252,141
Adjusted Annualized ROIC	17%	17%

ABACUS GLOBAL MANAGEMENT
RETURN ON EQUITY

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Total Shareholder Equity	$417,602,784	$430,579,026

Adjusted Net income	$20,107,746	$17,252,141
Adjusted Annualized ROE	19%	16%